UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2004

Riggs National Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-9756 (Commission File Number)	52-1217953 (IRS Employer Identification No.)

1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 835-4309

Item 5. Other Events.

     On May 13, 2004, Riggs Bank N.A. (the “Bank”) entered into a Stipulation and Consent to the Issuance of a Consent Order with the Office of the Comptroller of the Currency and a Consent Order of Civil Money Penalty, copies of which are attached hereto as Exhibits 99.2 and 99.3, respectively. On the same day, the Bank entered into a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network (“FinCEN”) regarding an Assessment of Civil Money Penalty by FinCEN dated May 13, 2004, copies of which are attached hereto as Exhibits 99.4 and 99.5, respectively. On May 14, 2004, Riggs National Corporation and Riggs International Banking Corporation consented to the issuance of a Cease and Desist Order by the Board of Governors of the Federal Reserve System, a copy of which is attached hereto as Exhibit 99.6. On May 13, 2004, Riggs National Corporation issued a press release with respect to the foregoing matters, a copy of which is attached hereto as Exhibit 99.1

(c) Exhibits. The following exhibits are filed with this report.

99.1	Press Release of Riggs National Corporation, dated May 13, 2004.

99.2	Consent Order with the Office of the Comptroller of the Currency, dated May 13, 2004

99.3	Consent Order of Civil Money Penalty with the Office of the Comptroller of the Currency, dated May 13, 2004.

99.4	Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network, dated May 13, 2004.

99.5	Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network, dated May 13, 2004

99.6	Order with the Board of Governors of the Federal Reserve System, dated May 14, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGGS NATIONAL CORPORATION
By:	/s/ Steven T. Tamburo
Steven T. Tamburo
Chief Financial Officer

Dated: May 17, 2004

Exhibit Index

Exhibit
Number	Description of Exhibits
99.1	Press Release of Riggs National Corporation, dated May 13, 2004.

99.2	Consent Order with the Office of the Comptroller of the Currency, dated May 13, 2004

99.3	Consent Order of Civil Money Penalty with the Office of the Comptroller of the Currency, dated May 13, 2004.

99.4	Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network, dated May 13, 2004.

99.5	Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network, dated May 13, 2004.

99.6	Order with the Board of Governors of the Federal Reserve System, dated May 14, 2004.